AMENDMENT TO LOAN GUARANTEE AGREEMENT

AMENDMENT TO LOAN GUARANTEE AGREEMENT (this "**Agreement**"), dated as of March 25, 2025, by and between EOS ENERGY ENTERPRISES, INC., a corporation organized and existing under the laws of the State of Delaware and registered to do business in the Commonwealth of Pennsylvania (the "**Borrower**") the UNITED STATES DEPARTMENT OF ENERGY, an agency of the United States of America, acting in its capacity as guarantor and loan servicer of the Guaranteed Loan ("**DOE**").

PRELIMINARY STATEMENTS:

(1) The Borrower and DOE are party to that certain Loan Guarantee Agreement, dated as of November 26, 2024 (the "**LGA**"). Except as otherwise expressly provided herein, capitalized terms used in this Agreement, including its preamble and preliminary statements, shall have the meanings given to such terms in the LGA, and the rules of interpretation set forth in Section 1.02 (*Other Rules of Construction*) of the LGA shall apply to this Agreement *mutatis mutandis* as if fully set forth herein.

(2) The Borrower and DOE desire to amend certain terms of the LGA, including Exhibit B (*Davis Bacon Act Contract Provisions*) to the LGA as set out herein, in accordance with Section 11.01(c) (*Waiver and Amendment*) of the LGA.

SECTION 1. Amendments. As of the Effective Date (as defined below), the LGA is hereby amended as follows:

(a) Section 2.01(b) (*Loan Tranches*) of the LGA is hereby amended and restated in its entirety as follows:

"(b) Loan Tranches. The Guaranteed Loan shall be disbursed in a series of four (4) tranches (each, a "**Tranche**"), each in an amount not to exceed the lesser of: (i) the maximum principal amount set out below for such Tranche (which amount does not include capitalized interest); and (ii) eighty percent (80%) of the Eligible Project Costs associated with the corresponding production line (each, a "**Line**") funded under such Tranche (such amount, the "**Maximum Tranche Commitment Amount**"), in each case as set out below and as subject to reallocation in accordance with Section 2.06(b) *(Determination of Advance Amounts)*:

(i) the first Tranche in a Maximum Tranche Commitment Amount not to exceed ninety million nine hundred forty-five thousand Dollars ($90,945,000) ("**Tranche 1**"), which Tranche shall be allocated solely to Eligible Project Costs in connection with the design, construction, installation, startup and shakedown of a battery automation line and related tools, with a projected annual production capacity of approximately 1.25 Gwh ("**Line 1**");

(ii) a second Tranche in a Maximum Tranche Commitment Amount not to exceed one hundred six million seven hundred thirty-three thousand Dollars ($106,733,000) ("**Tranche 2**"), which Tranche shall be allocated solely to Eligible Project Costs in connection with the design, construction, installation, startup and shakedown of a battery automation line and related tools, site improvements and inventory supply improvements (felt), with a projected annual production capacity of approximately 2.25 Gwh ("**Line 2**");

(iii) a third Tranche in a Maximum Tranche Commitment Amount not to exceed sixty-seven million five hundred twenty-nine thousand ($67,529,000) ("**Tranche 3**"), which Tranche shall be allocated solely to Eligible Project Costs in connection with the design, construction, installation, startup and shakedown of a battery automation line and related tools, with a projected annual production capacity of approximately 2.25 Gwh ("**Line 3**"); and

(iv) a fourth Tranche in a Maximum Tranche Commitment Amount not to exceed twelve million two hundred ninety thousand Dollars ($12,290,000) ("**Tranche 4**"), which Tranche shall be allocated solely to Eligible Project Costs in connection with the design, construction, installation, startup and shakedown of a battery automation line and related tools, with a projected annual production capacity of approximately 2.25 Gwh ("**Line 4**")."

(b) Section 3.04(a)(ii) (*Interest Amount and Interest Computations*) of the LGA is hereby amended and restated in its entirety as follows:

"(ii) For each Advance made prior to the First Principal Payment Date, the amount of accrued interest on the FFB Note that would otherwise be due and payable on each Payment Date to occur until the date immediately prior to the First Principal Payment Date shall be capitalized in arrears on the respective Payment Date and be added to the principal amount due under the FFB Note, and interest shall accrue on the sum of the outstanding principal (including such capitalized interest) at the rate established for such Advance in accordance with paragraph 6 of the FFB Note; *provided* that the aggregate amount of accrued interest that may be capitalized shall not exceed the Maximum Capitalized Interest Amount and shall not cause the outstanding aggregate amount under the FFB Note to exceed the Maximum Guaranteed Loan Amount. The amount of interest that shall be capitalized on each Advance shall be determined as set forth in the FFB Note."

(c) Section 2(1) (*DBA Contract Provisions – Minimum wages*) of Exhibit B (*Davis-Bacon Act Provisions*) to the LGA is hereby amended by adding a new sub-clause (vi) at the end of such Section as follows:

"**(vi) Interest.** In the event of a failure to pay all or part of the wages required by any Borrower Entity or any DBA Contract Party, such Borrower Entity or such DBA Contract Party will be required to pay interest on any underpayment of wages."

SECTION 2. Conditions to Effectiveness. Section 1 (*Amendments*) shall become effective as of the date when, and only when, the following conditions shall have been satisfied (as determined by DOE and which with respect to any deliverable shall be in form and substance satisfactory to DOE) (the date on which such conditions have been satisfied in full being the "**Effective Date**"):

(a) DOE shall have received counterparts hereof duly executed and delivered by each of the Borrower and DOE.

(b) After giving effect to this Agreement, each of the representations and warranties made (or deemed made) pursuant to Section 4 (*Representations, Warranties and Covenants*) are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by "materiality", "material adverse effect" or a similar qualifier, in which case it shall be true and correct in all respects) as of such date, except to the extent such representation or warranty is made only as of a

specific date or time (in which event such representation or warranty shall be true and correct as of such date or time).

SECTION 3. Representations and Warranties. The Borrower makes all of the following representations and warranties to and in favor of DOE as of the Effective Date:

(a) The Borrower has duly authorized, executed and delivered this Agreement, and none of (i) its execution and delivery hereof or (ii) its consummation of the transactions contemplated hereby nor its compliance with the terms of this Agreement, in each case, do or will (A) contravene any provision of its Organizational Documents or any Applicable Laws in any material respect; (B) contravene or result in any breach or constitute any default under any Governmental Judgment; (C) contravene in any material respect or result in any breach, constitute any default, or result in or require the creation of any Lien upon any of its properties, in each case, under any agreement or instrument to which it is a party or by which it or any of its properties may be bound; or (D) require the consent or approval of any Person other than consents or approvals that have been obtained and that are in full force and effect.

(b) Each of this Agreement and the LGA (as amended by this Agreement) is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) No Default, Event of Default, Event of Force Majeure or Event of Loss has occurred and is continuing or is reasonably expected to occur.

The Borrower acknowledges that (x) it has made the foregoing representations with the intention of inducing DOE to agree and consent to the matters set forth in this Agreement and (y) if DOE agrees to the terms of this Agreement, it will do so on the basis of, and in full reliance on, each such representation, and the Borrower and each Grantor understands and agrees that if, as of the date hereof, any such information or representation is incorrect, incomplete or misleading in any material respect, then DOE may, at its option, revoke its consent or waiver to the matters set forth in this Agreement.

SECTION 4. Status of Financing Documents.

(a) On and after the Effective Date, this Agreement shall be deemed a Financing Document for all purposes.

(b) Except as otherwise expressly provided herein, the LGA and each other Financing Document shall remain unchanged and in full force and effect and are hereby in all respects ratified and confirmed.

(c) Except as otherwise expressly provided herein, the execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Secured Party under the LGA or any other Financing Document.

SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of DOE and other Secured Parties in connection with the preparation, execution, delivery and administration, modification and amendment of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the fees and expenses of counsel to any such Person) in accordance with the terms of the Financing Documents.

SECTION 6. Incorporation by Reference. Sections 11.13 (*Governing Law; Waiver of Jury Trial*), 11.14 (*Submission to Jurisdiction; Etc.*) and 11.18 (*Counterparts; Electronic Signatures*) of the LGA are hereby incorporated by reference as if fully set forth herein, *mutatis mutandis*.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[SIGNATURE PAGES FOLLOW]

EOS ENERGY ENTERPRISES, INC.,
a Delaware corporation,
as Borrower

By: [signature]
Name: Dennis Magulick
Title: Vice President, Finance

U.S. DEPARTMENT OF ENERGY,
an agency of the Federal Government of the United States of America

By:
Name: Lane Genatowski
Title: Director, Loan Programs Office